UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 20, 2026

Centuri Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42022	93-1817741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19820 North 7th Avenue, Suite 120, Phoenix, Arizona	85027
(Address of principal executive offices)	(Zip Code)
(623) 582-1235
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CTRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2026, the Board of Directors (the “Board”) of Centuri Holdings, Inc. (the “Company”) approved an increase in the size of the Board from eight to nine members and elected Mr. Steven E. Nielsen to fill the vacancy created by such increase, effective immediately.

Mr. Nielsen spent 31 years at Dycom Industries, Inc. (NYSE: DY) (“Dycom”), most recently as Chairman of the Board between 2000 and 2024, and President and Chief Executive Officer from March 1999 to 2024. While there he led Dycom through 25 years of transformational growth, scaling the business from under $200 million in revenue to more than $4.5 billion. He was also previously a director of SBA Communications Corporation (Nasdaq: SBAC). Mr. Nielsen received a Bachelor of Arts degree from Williams College in 1985.

At this time, Mr. Nielsen has not been appointed to serve on any committee of the Board. Mr. Nielsen will receive the same compensation that the other directors who are not employees of the Company receive for Board membership, as described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 5, 2025.

There are no arrangements or understandings between Mr. Nielsen and any other persons, pursuant to which Mr. Nielsen was selected as a director of the Company, and there are no transactions between Mr. Nielsen and the Company that would be reportable under Item 404(a) of Regulation S-K.

As a result of the increase in the size of the Board from eight to nine members, the deadline for receipt of director nominations submitted pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”) for consideration at the Company’s 2026 Annual Meeting of Stockholders has been extended to the close of business on March 30, 2026, but only with respect to nominations for the new position created by the Board size increase. For information on how to submit any such director nomination, stockholders are urged to read the complete text of the advance notice and other provisions of the Bylaws and the section titled “Stockholder Proposals For The 2026 Annual Meeting” in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders.

Item 7.01	Regulation FD Disclosure.

On March 20, 2026, the Company issued a press release announcing the appointment of Steven E. Nielsen to the Board. A copy of the press release is furnished hereto as Exhibit 99.1.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Centuri Holdings, Inc. dated March 20, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURI HOLDINGS, INC.

Date: March 20, 2026	By:	/s/ Jason S. Wilcock
Jason S. Wilcock
Executive Vice President, Chief Legal & Administrative Officer and Corporate Secretary